UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01 Other Events.

On June 29, 2021, Starwood Property Trust, Inc. (the “Company”) issued a press release announcing that it priced its private offering (the “Offering”) of $400 million aggregate principal amount of its 3.625% unsecured senior notes due 2026 (the “Notes”). The Notes priced at 100.00% of the principal amount and the settlement of the Offering is expected to occur on July 14, 2021, subject to customary closing conditions. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company intends to allocate an amount equal to the net proceeds from the offering to finance or refinance, in whole or in part, recently completed or future eligible green and/or social projects. Eligible green and/or social projects are projects that meet specified eligibility criteria in alignment with the four core pillars of the Green Bond Principles, 2018, Social Bond Principles, 2020 and Sustainability Bond Guidelines, 2018, and include investments in, financings of and/or acquisitions of one or more of the following: (i) renewable energy, (ii) green buildings and (iii) affordable housing. Net proceeds allocated to previously incurred costs associated with eligible green and/or social projects will be available for the repayment of indebtedness previously incurred. Pending full allocation of an amount equal to the net proceeds to eligible green and/or social projects, the Company intends to use the entire net proceeds to fund, in part, the redemption of its 5.00% Senior Notes due December 2021 (the “December 2021 Senior Notes”). Prior to such use, the Company may use the net proceeds for general corporate purposes, including the repayment of outstanding indebtedness under the Company’s repurchase facilities. To the extent the Company uses the net proceeds to repay outstanding indebtedness under its repurchase facilities prior to the use described above, the Company expects to re-borrow the amount repaid under such repurchase facilities later in 2021 to fund a portion of the redemption of the December 2021 Senior Notes. The December 2021 Senior Notes may be redeemed without the payment of a premium on or after September 15, 2021, and the Company currently intends to redeem the December 2021 Senior Notes on or after such date. This Current Report on Form 8-K does not constitute a notice of redemption of the December 2021 Senior Notes.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

The information contained in this Current Report on Form 8-K, including exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated June 29, 2021 issued by Starwood Property Trust, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2021	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel